XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11
Bermuda

			Phone Fax	(441) 292 8515 (441) 292 5280

Press Release

Contact:	David Radulski Investor Relations (441) 294 7460	Carol A. Parker Trott Media Relations (441) 294 7290

XL CAPITAL LTD TO PUBLISH GLOBAL LOSS TRIANGLES ON JUNE 6, 2007

Hamilton, Bermuda – June 4, 2007 – XL Capital Ltd (NYSE: XL) (“XL” or the “Company”) announced today that it intends to publish its Global Loss Triangles on Wednesday, June 6, 2007, after 4:00 p.m. EDT. The Company first announced its intention to publish Global Loss Triangles at XL’s Investor Day on May 24, 2007. A copy of these documents will be available in the Investor Relations section of the Company’s website located at www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As of March 31, 2007, XL Capital Ltd had consolidated assets of approximately $62.1 billion and consolidated shareholders’ equity of approximately $11.3 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

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